UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 16, 2002

CORSEA MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29903	98-0220844

(State or other jurisdiction	(Commission File Number	(IRS Employer
of incorporation)		Identification No.)

Suite 107 - 1576 Merklin Street, White Rock, British Columbia, Canada V4B 5K2

Registrant's telephone number, including area code: (604) 536-5687

Item 1. Changes in Control of Registrant

           On October 9, 2002 Mr. Gerald Ghini, the founding director of the Company, appointed Mr. D. Gary Fife and Mr. William Whittle to the Board of Directors and tendered his resignation from the Board. Effective this date, Mr. Ghini executed a transfer of 5,000,000 common shares, registered in his name, to D. Gary Fife as to 2,500,000 and to William Whittle as to 2,500,000, respectively, representing 100% of the issued and outstanding shares of the Company. The consideration paid to Mr. Ghini for the 5,000,000 common shares was a solicitor's cheque in the amount of $2,000. Mr. Fife and Mr. Whittle are each the direct and beneficial owners of 2,500,000 voting shares of the Company and each have full voting power on those shares.

The following Table sets out the names and addresses of the two shareholders of record who, together, comprise the Board of Directors and who each are the beneficial owners of 50% of the Company's issued and outstanding common shares.

(1)	(2)	(3)	(4)
Title of Class	Names and Addresses of	Amount and Nature of	Percent of Class
	Beneficial Owners	Beneficial Ownership

Common	D. Gary Fife	2,500,000	50%
	205 Roslin Avenue
	Toronto, Ontario	Direct
	M4N 1Z5

Common	William Whittle	2,500,000	50%
	Suite 107
	1576 Merklin Street
	White Rock, B.C.	Direct
	V4B 5K2

Item 2. Acquisition or Disposition of Assets

   None

Item 3. Bankruptcy or Receivership

    None

Item 4. Changes in Registrant's Certifying Accountant

    None

Item 5. Other Events

    None

Item 6. Resignation and Appointment of Directors

    D. Gary Fife and William Whittle were appointed as Directors of the Company on October 9, 2002.

        The Company accepted the resignation of Gerald Ghini as a Director of the Company and sole officer on October 9, 2002. Mr. Fife was appointed to hold the office of President and Mr. Whittle was appointed to hold  the office of Vice-President and Secretary of the Company.

Item 7. Financial Statements, Pro Forma Financials & Exhibits

    None

Item 8. Change in Fiscal Year

    None

Item 9. Regulation FD Disclosure

    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2002	CORSEA MANAGEMENT INC.

/s/ D. Gary Fife
D. Gary Fife
President